EXHIBIT 99.1

IMPERIAL PARKING AGREES TO MERGE

Vancouver, B.C. and Cleveland, OH - January 23, 2004 - Imperial Parking Corporation (“Impark”) (AMEX: IPK) and Imperial Parking Management, LLC (the “Buyer”), an affiliate of The Gates Group, LLC, a private equity firm based in Cleveland, Ohio (“Gates”), today announced that they have entered into a definitive merger agreement, pursuant to which Impark’s shareholders will receive $26.00 in cash per share, subject to downward adjustment in the event that certain of Impark’s transaction costs exceed $1.55 million. The Buyer has received equity and debt financing commitments totaling $53.5 million, which, together with Impark’s existing cash resources, will be sufficient to fund the acquisition and ongoing operational requirements.

Equity financing commitments have been provided by Parking Management Fund, LP, an affiliate of Gates, Prudential Capital Partners, L.P. and Short Vincent Partners, LP. Debt financing commitments have been provided by Prudential Insurance Company of America and Prudential Capital Partners, L.P. The merger is subject to customary closing conditions, including regulatory and shareholder approvals, and absent any material adverse change, is anticipated to be completed in the second quarter of 2004.

Certain directors, executive officers and shareholders of Impark, who collectively have voting control over approximately 35% of the outstanding shares of Impark, have entered into voting agreements with the Buyer, pursuant to which each such person has agreed to vote the shares of Impark common stock beneficially owned by such person in favor of adoption of the merger agreement with the Buyer and against any alternative transaction. Concurrently with the signing of the merger agreement, Gotham Partners and its affiliated funds (“Gotham”) granted the Buyer an option to acquire its 31% ownership interest in Impark for a purchase price of $26.00 per share. Such option will only become exercisable if the merger agreement is terminated in connection with an alternative proposal to acquire Impark.

The Impark Board of Directors unanimously approved the transaction following the unanimous recommendation of the Special Committee of directors of Impark that was formed on January 8, 2003 to evaluate the strategic alternatives available to Impark in the context of Gotham Partners, L.P.’s decision to sell its ownership interest in the Company.

As part of its process, the Special Committee investigated strategic alternatives available to Impark for the purpose of enhancing shareholder value, including the possibility of a sale of the company and alternatives that would keep Impark independent and publicly owned.

The Special Committee received bids from a number of third parties during this process. The Special Committee then permitted multiple bidders, including the Buyer, to engage in additional due diligence in an effort to increase the value and certainty of their bids before concluding that the Buyer proposal was in the best interest of Impark and its shareholders.

In connection with the execution of the merger agreement, the Special Committee received an opinion from The Blackstone Group, L.P., its exclusive financial advisor in connection with the transaction, that the consideration to be received by Impark’s shareholders is fair from a financial point of view.

Gates was founded by Walter Stuelpe, the former president of Apcoa/Standard Parking and a past president of the National Parking Association. Gates manages two parking-specific funds with combined capital capacity in excess of $500 million. Mr. Stuelpe stated, “For the last several years, there have been untapped opportunities for the strategic consolidation of the parking industry. We are impressed with the business practices and processes the Impark team has developed and, with the consummation of the merger, we will be well positioned to make synergistic acquisitions that will enhance the company’s overall profitability.”

Charles Huntzinger, Impark’s President and Chief Executive Officer, stated, “Impark is pleased to be entering into this transaction with The Gates Group. I have known Walter Stuelpe for over a decade and respect him as one of the premier leaders and innovators in our industry. We are confident this transaction is beneficial for our customers, employees and shareholders, and look forward to working with Gates to continue providing our excellent level of service.”

The acquisition will establish Impark as the flagship of the Parking Management Fund, and Gates and Impark will continue to seek attractive investment opportunities within the parking industry. Stuelpe further commented “We believe that a positive climate exists for building a very competitive business with good fundamentals and excellent growth prospects. The combination of Parking Management Fund’s financial resources and parking industry expertise coupled with the strength of Impark’s management team provides an excellent platform for growth.”

Additional Information and Where To Find It

Impark will be filing a Form 8-K with the Securities and Exchange Commission containing additional information regarding the proposed transaction, and shareholders are encouraged to read it for further details.

Impark anticipates filing proxy materials promptly with the Securities and Exchange Commission for a special meeting of shareholders to vote on the proposed merger of IPK Acquisition Corporation, a wholly owned subsidiary of the Buyer, into Impark, in which Impark will be the surviving company. It is anticipated that the special meeting will be held in the second quarter of 2004, with the exact timing dependent on the completion of necessary filings. If the merger is approved, all outstanding shares of Impark common stock, other than any shares owned by Impark, the Buyer or their affiliates and possibly certain shares owned by certain members of Impark management, will be converted into the right to receive $26.00 per share in cash, subject to downward adjustment in the event that certain of Impark’s transaction costs exceed $1.55 million.

In connection with the proposed merger, Impark will file proxy materials and other relevant documents concerning the transaction with the Securities and Exchange Commission. Impark shareholders are not being asked to take any action at this time. Shareholders are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about the merger. Impark will provide shareholders copies of the proxy statement and other documents when they become available. In addition, documents filed by Impark with the SEC will be available free of charge at the SEC’s Web site at www.sec.gov.

Information Concerning Participants

Impark and its directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the identity of the persons who may, under SEC rules, be deemed participants in the solicitation of shareholders of Impark in connection with the proposed transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Impark with the SEC. Shareholders of Impark can obtain this information by reading the proxy statement when it becomes available.

Imperial Parking Corporation, headquartered in Vancouver, B.C., Canada is the largest parking operator in Canada and one of the four largest in North America. Impark currently owns, leases or manages more than 1,680 parking locations containing over 325,000 parking spaces in Canada and the United States.

This press release contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect Impark’s current views with respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected, as a result of certain factors. A discussion of these factors is included in Impark’s filings with the Securities and Exchange Commission.